CORPORATE ACCESS NUMBER: 207797382 Government of Alberta BUSINESS CORPORATIONS ACT CERTIFICATE OF AMENDMENT ONCOLYTICS BIOTECH INC. AMENDED ITS ARTICLES ON 20 18/05/22. Name/Structure Change Alberta Corporation - Registration Statement Alberta Amendment Date: 2018/05/22 Service Request Number: 29037579 Corporate Access Number: 207797382 Legal Entity Name: ONCOLYTICS BIOTECH INC. French Equivalent Name: Legal Entity Status: Active Alberta Corporation Type: Named Alberta Corporation New Legal Entity Name: ONCOLYTICS BIOTECH INC. New French Equivalent Name: Nuans Number: 60651958 Nuans Date: 1998/04/06 French Nuans Number: French Nuans Date: Share Structure: SCHEDULE “A” Share Transfers Restrictions: NONE. Number of Directors: Mm Number Of Directors: 3 Max Number Of Directors: 11 Business Restricted To: NONE Business Restricted From: NONE Other Provisions: SEE ATTACHED SCHEDULE OF OTHER PROVISIONS. BCA Section/Subsection: SECTION 173(1)(F) Professional Endorsement Provided: Future Dating Required: Annual Return IFi1e YearllDate Filed I 120 17 12017/05/081 [2016 Ij6/o5/o9l 2015 12016/03/181 Attachment

I Attachment Type IMicroflim Bar CodeliDate Recorded’ Registration Authorized By: KIRK LOOK OFFICER Share Structure IIELECTRONIC 1998/04/02 Restrictions on Share Transfers IIELECTRONIC 1998/04/02 Other Rules or Provisions IIELECTRONIC 1998/04/02 Consolidation, Split, Exchange IIELECTRONIC 1999/07/29 Other Rules or Provisions IIELECTRONIC j1999/07/29 Other Rules or Provisions IIELECTRONIC 12007/02/09 Articles/Plan of Arrangement/Court Orderll 10000907103981773 12009/04/09 Consolidation, Split, Exchange IELECTRONIC 112018/05/22 SCHEDULE RE CONSOLIDATION OP SHARES The issued and outstanding Common Shares of the Corporation shall be consolidated on the basis of 1 Common Share for each 9.5 Common Shares issued and outstanding immediately prior to the consolidation without amending the stated capital account for the Common Shares of the Corporation.

DocuSign Envelope ID: 59FC34F8-OBOA-459A-B923-9F8BA834507B Articles Of Amendment Business Corporations Act Sections 29 or 177 1. Name of Corporation 2. Corporate Access Number ONCOLYTICS BIOTECH INC. 207797382 The Articles of the Corporation are amended in accordance with Section 1 73(1)(f) of the Business Corporations Act (Alberta) to change the number of the issued and outstanding Common Shares of the Corporation into a different number of Common Shares of the Corporation (the “Consolidation”) on the basis of 1 Common Share for each 9.5 Common Shares issued and outstanding immediately prior to the Consolidation without amending the stated capital account for the Common Shares of the Corporation. The applicable Schedule re Consolidation of Shares is attached hereto to form part hereof. DocuSigned by: Ki rk Look 1:o::! Name of Person Authorizing (please _7BDE7EF49ignature print) CFO 1v z—, zo& Title (please print) Date REG 3054 (99/01) I9LED Mctarthy Tétrault LLP Cal ry,Alberta Per:_________________ DOcS 17911400 DocuSign Envelope ID: 59FC34F8-OBOA-459A-B923-9F8BA834507B SCHEDULE RE CONSOLIDATION OF SHARES The issued and outstanding Common Shares of the Corporation shall be consolidated on the basis of 1 Common Share for each 9.5 Common Shares issued and outstanding immediate’y prior to the conso)idation without amending the stated capita’ account for the Common Shares of the Corporation.

CORPORATE ACCESS NUMBER: 207797382 AberFa BUSINESS CORPORATIONS ACT CERTIFICATE OF AMENDMENT AND REGISTRATION OF RESTATED ARTICLES ONCOLYTICS BIOTECH INC. AMENDED ITS ARTICLES ON 2007/02/09. BUSINESS CORPORATIONS ACT Alberta ARTICLES OF AMENDMENT 1. Name of Corporation 2. Corporate Access Number ONCOLYTICS BIOTECH INC. 207797382 3. Pursuant to subsection 173(l)(n) of the Business Corporations Act (Alberta), paragraph 4 of the Schedule of Other Provisions to the Articles of the Corporation is hereby deleted and replaced with the following: “4. Meetings of the shareholders may be held at any place within Alberta or at any other location as determined by the directors of the Corporation.” so that the Schedule of Other Provisions shall read as set out in the attached Schedule of Other Provisions. (5649 44246-218INHS) S:\C4\CORPSERVV.LF\cRM’27015.DOC REGISTERED ON THE ALBERT REGISTRIES CORES SYSTEM J4 FEO U 9 2007

SCHEDULE OF OTHER PROVISIONS

1. The directors of the corporation may, without authorization of the shareholders:
   a. borrow money on the credit of the Corporation;
   b. issue, reissue, sell or pledge debt obligations of the Corporation;
   c. Subject to the Business Corporations Act of Alberta, give guarantee on behalf of the Corporation to secure performance of an obligation of any person, and;
   d. mortgage, hypothecate, pledge or otherwise create a security interest in all or any property of the Corporation, owned or subsequently acquired, to secure any obligation of the Corporation.
2. The directors may, by resolution delegate the powers referred to in subsection 1 hereof to a director, a committee of directors or an officer.
3. The directors may, between annual general meetings, appoint one or more additional directors of the Corporation to serve until the next annual general meeting, but the number of additional directors shall not at any time exceed 1/3 of the number of directors who held office at the expiration of the last annual general meeting of the Corporation.
4. Meetings of the shareholders may be held at any place within Alberta or at any other location as determined by the directors of the Corporation.

DMSLegal\044246\00218\2543923v1

Name/Structure Change Alberta Corporation - Registration Statement

Alberta Amendment Date: 2007/02/09

Service Request Number: 9691672
Corporate Access Number: 207797382
Legal Entity Name: ONCOLYTICS BIOTECH INC.
French Equivalent Name:
Legal Entity Status: Active

Alberta Corporation Type: Named Alberta Corporation
New Legal Entity Name: ONCOLYTICS BIOTECH INC.
New French Equivalent Name:
Nuans Number: 60651958
Nuans Date: 1998/04/06
French Nuans Number:
French Nuans Date:

Share Structure: SCHEDULE "A"
Share Transfers Restrictions: NONE.
Number of Directors:
Min Number Of Directors: 3
Max Number Of Directors: 11
Business Restricted To: NONE
Business Restricted From: NONE
Other Provisions: SEE ATTACHED SCHEDULE OF OTHER PROVISIONS.
BCA Section/Subsection: 173(1)(N)

Professional Endorsement Provided:
Future Dating Required:

Annual Return

File Year	Date Filed
2006	2006/05/11
2005	2005/05/13
2004	2004/05/21

Attachment

I Attachment Type IlMicrofilm Bar Cc jiDate Recordedj Q Share Structure I1LECTRONIC 1998/04/02 ,Restrictions on Share Transfj[LECTRONIC 111998/04/02 [9r Rules or Provisions ]IELECTRONIC J8/04/02 Consolidation, Split, Exchange JIELECTRONIC I[i9/07/29 Other Rules or Provisions JIELECTRONIC 11999/07/29 [Other Rules or Provisions IIELECTRONIC ]12007102/09 Registration Authorized By: DAVID DORRANS SOLICITOR CORPORATE ACCESS NUMBER: 207797382 x3rra BUSINESS CORPORATIONS ACT CERTIFICATE OF AMENDMENT AND REGISTRATION OF RESTATED ARTICLES ONCOLYTICS BIOTECH INC. AMENDED ITS ARTICLES ON 1999/07/29.

BUSINESS CORPORATIONS ACT FOEM 4 (SECTIONS 27 or 171) Alberta ARTICLES OF AMENDMENT 1. NAME OF CORPORATION; 2 ALBERTA CORPORATE ACCESS NUMBER; ONCOLYTICS BIOTECH INC. 207797382 3. ITEM ). OF THE ARTICLES OF THE ABOVE NAMED CORPORATION ARE AMENDED IN ACCORDANCE WITH SECTION — OF THE BUSINESS CORPORATIONS ACT 1. Pursuant to subsection 167(1)(1) of the Business Corporations Act (Alberta), the share transfer restrictions as set out in the Articles of the Corporation are hereby amended by deleting the existing provisions and the inserting therefor the word ‘None”; 2. Pursuant to subsection 167(lXk) of the Business Corporations Act (Alberta), the number of directors set out in the Articles of the Corporation is hereby amended by increasing the minimum number of directors to three (3); 3 Pursuant to subsection 167(1)(m) of the Business Corporations Act (Alberta), the other rules and provisions as set out in the Articles of the Corporation are hereby amended by deleting the existing provisions and inserting therefor the attached Schedule of Other Provisions; and 4. Pursuant to subsection 167(lXf) of the Business Corporations Act (Alberta), the Articles of the Corporation are hereby amended by changing the 2,222,222 issued and outstanding Common Shares of the Corporation into 6,750,000 Common Shares. REGSTEREDON THE ALBERTA REGISJ. CORES SYST:Oi JUL 2 91999 4. DATE I TITLE July 29, 1999 President FILED O7/U8/4 / ‘; SCHEDULE OF OTHER PROVISIONS 1. The directors of the corporation may, without authorization of the shareholders: (a) borrow money on the credit of the Corporation; (b) issue, reissue, sell or pledge debt obligations of the Corporation; (c) Subject to the Business Corporations Act of Alberta, give a guarantee on behalf of the Corporation to secure performance of an obligation of any person, and; (d) mortgage, hypothecate, pledge or otherwise create a security interest in all or any property of the Corporation, owned or subsequently acquired, to secure any obligation of the Corporation. 2. The directors may, by resolution, delegate the powers referred to in subsection 1 hereof to a director, a committee of directors or an officer. 3. The directors may, between annual general meetings, appoint one or more additional directors of the Corporation to serve until the next annual general meeting, but the number of additional directors shall not at any time exceed 1/3 of the number of directors who held office at the expiration of the last annual general meeting of the Corporation. 4. Meetings of the shareholders may be held at any place within Alberta or at any of following cities: Vancouver, British Columbia; Victoria, British Columbia; Winnipeg, Manitoba; Toronto, Ontario; Ottawa, Ontario; Montreal Quebec; or Halifax, Nova Scotia. (34379-1) S:\C4\DRO1\JUL\6755.SCH

Name/Structure Change Alberta Corporation - Registration Statement

REGISTERED ON
THE ALBERTA REGISTRIES
CORES SYSTEM
JUL 29 1999

Service Request Number: 1344977
Corporate Access Number: 207797382
Previous Legal Entity Name: ONCOLYTICS BIOTECH INC.
Previous French Equivalent Name:

Legal Entity Name:	ONCOLYTICS BIOTECH INC.
French Equivalent Name:	
Legal Entity Status:	Active
Alberta Corporation Type:	Named Alberta Corporation
Nuans Report Number:	60651958
Nuans Report Date:	1998/04/06
French Name Nuans Report Number:	
French Name Nuans Report Date:	
Classes Of Shares and any Maximum Number(within each class):	SCHEDULE "A"
Restrictions On Share Transfers:	NONE.
Minimum Number Of Directors:	3
Maximum Number Of Directors:	11
Restrictions On Business To:	NONE
Restrictions On Business From:	NONE
Other Provisions:	SEE ATTACHED SCHEDULE OF OTHER PROVISIONS.
Section And Subsection of Act Change Made Under:	167(1), (F), (K),(L) & (M)
Professional Endorsement Provided:	
Future Dating Required:	
Amendment Date:	1999/07/29

Annual Returns are outstanding

Annual Returns

File Year	Date Filed

Court Orders

Order Type	Order Date	Order Number	Judicial District	Termination Date

Attachments

Attachment Type	Microfilm Bar Code	Date Recorded
Section 167(1)(f) Schedule	ELECTRONIC	1999/07/29
Other Rules or Provisions	ELECTRONIC	1999/07/29

Registration Authorized By: KENTON G.C. REIN
SOLICITOR

CORPORATE ACCESS NUMBER: 207797382 AlLx3rra BUSINESS CORPORATIONS ACT CERTIFICATE OF AMENDMENT 779738 ALBERTA LTD. CHANGED ITS NAME TO ONCOLYTICS BIOTECH INC. ON 1998/04/08. BUSINESS CORPORATIONS ACT (SECTION 27 OR 171) FORM 4 ARTICLES OF AMENDMENT 1. NAME OF CORPORATION: 2. CORPORATE ACCESS NUMBER 779738 ALBERTA LTD. 207797382 3. THE ARTICLES OF THE ABOVE-NAMED CORPORATION ARE AMENDED AS FOLLOWS: Pursuant to Section 167(3) of the Business Coiporations Act (Alberta), Article No. 1 of the Articles of Incorporation is amended by changing the name of the Corporation to: ONCOLYTICS BIOTECH INC. F:\053555\0001\CRPOO4.F4 DURNET DuCKWORTH & PALMER APR 0 81998 FILED DATE SIGNATURE TITLE

Name Change Alberta Corporation - Registration Statement

Service Request Number:	228266
Corporate Access Number:	207797382
Legal Entity Name:	ONCOLYTICS BIOTECH INC.
French Equivalent Name:	
Legal Entity Status:	Active
Alberta Corporation Type:	Named Alberta Corporation
Nuans Report Number:	60651958
Nuans Report Date:	1998/04/06
French Name Nuans Report Number:	
French Name Nuans Report Date:	
Future Dating Required:	
Professional Endorsement Provided:	
Amendment Date:	1998/04/08

Annual Returns

File Year	Date Filed

Registration Authorized By: VICTORIA C. MARSELLE
SOLICITOR

CORPORATE ACCESS NUMBER: 207797382

Alberta

BUSINESS CORPORATIONS ACT

CERTIFICATE

OF

INCORPORATION

779738 ALBERTA LTD.
WAS INCORPORATED IN ALBERTA ON 1998/04/02.


REGISTRAR OF
CORPORATIONS

Articles of Incorporation For 779738 ALBERTA LTD. Classes of Shares: SCHEDULE “A” Number of Directors: Maximum Number of Directors : 11 Minimum Number of Directors: 1 Restrictions on Business To: NONE Restrictions on Business From: NONE Restrictions on Share Transfers: SCHEDULE “B” Other Rules or Provisions: SCHEDULE “C” Registration Authorized By: VICTORIA C. MARSELLE SOLICITOR SCHEDULE “A” Unlimited number of common shares without nominal or par value to which shares shall be attached the following rights (i) to vote at any meeting of shareholders of the Corporation; (ii) to receive any dividend declared by the Corporation; and (iii) to receive the remaining property of the Corporation upon dissolution.

SCHEDULE “B” No shares of the Corporation shall be transferred without the approval of the directors, provided that approval of any transfer of shares may be given as aforesaid after the transfer has been effected upon the records of the Corporation, in which event, unless the said approval stipulates otherwise, the said transfer shall be valid and shaf I take effect as from the date of its very entry upon the books of the Corporation. SCHEDULE NC” a. The number of shareholders of the Corporation, exclusive of persons who are in its employment or that of an affiliate, and; ii. persons who, having been formerly in its employment or that of an affiliate, were, while in that employment, shareholders of the Corporation and have continued to be shareholders of that Corporation after termination of that employment, is limited to not more than 50 persons, 2 or more persons who are the joint registered owners of I or more shares being counted as I shareholder. b. Any invitation to the public to subscribe for the securities of the Corporation is prohibited. c. The directors of the corporation may, without authorization of the shareholders: borrow money on the credit of the Corporation; ii. issue, reissue, sell or pledge debt obligations of the Corporation; iii. subject to the Business Corporations Act of Alberta, give a guarantee on behalf of the Corporation to secure performance of an obligation of any person, and; iv. mortgage, hypothecate, pledge or otherwise create a security interest in all or any property of the Corporation, owned or subsequently acquired, to secure any obligation of the Corporation. d. The directors may, by resolution, delegate the powers referred to in subsection (c) hereof to a director, a committee of directors or an officer. e. The directors may, between annual general meetings, appoint one or more additional directors of the Corporation to serve until the next annual general meeting, but the number of additional directors shall not at any time exceed 1/3 of the number of directors who held office at the expiration of the last annual general meeting of the Corporation. f. Meetings of the shareholders may be held at any place within Alberta or at any of the following cities: Vancouver, British Columbia; Victoria, British Columbia; Winnipeg, Manitoba; Toronto, Ontario; Ottawa, Ontario; Montreal Quebec; or Halifax, Nova Scotia.